                                                                     Exhibit 7.4

   THE SHARES OF COMMON STOCK SUBSCRIBED FOR BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. TRANSFER OF SUCH SHARES IS ALSO RESTRICTED BY THE TERMS OF THIS AGREEMENT AND BY THE TERMS OF THE VOTING AGREEMENT WITH VICAR RECAP, INC.

                      EXCHANGE AND SUBSCRIPTION AGREEMENT

   This EXCHANGE AND SUBSCRIPTION AGREEMENT (the "Agreement"), dated as of March 30, 2000, is entered into by and between Robert L. Antin, an individual (the "Investor"), and Vicar Recap, Inc., a Delaware corporation (the "Company").

   WHEREAS, Investor is currently a stockholder in Veterinary Centers of America, Inc., a Delaware corporation ("VCA"), and is the owner of the number of shares set forth opposite Investor's name under the caption "Rollover Shares" in Schedule 1 attached hereto (the "Rollover Shares").

   WHEREAS, in connection with that certain Agreement and Plan of Merger, dated contemporaneously herewith (the "Merger Agreement"), by and among the Company, VCA, and Vicar Operating, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Operating Company"), VCA, prior to the Merger, shall contribute all of its assets, properties, business operations, and liabilities to Operating Company, following which Company shall merge with and into VCA, with VCA as the surviving corporation (the "Merger").

   WHEREAS, subject to the terms and conditions in this Agreement, Investor desires to contribute the Rollover Shares in exchange (the "Exchange") for newly issued shares of capital stock of the Company (the "Shares"), in the amounts set forth under the caption "Common Exchange Shares" in Schedule 1 attached hereto.

   NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

   1. Contribution of the Rollover Shares.

     1.1. Contribution of the Rollover Shares in Subscription for the Shares. On the terms and conditions set forth herein, Investor agrees to subscribe for and the Company agrees to issue to Investor the Shares of the Company set forth under the caption "Common Exchange Shares" in Schedule 1 in exchange for the Rollover Shares set forth in Schedule 1.

     1.2. Closing. The closing (the "Closing") of the Exchange shall occur immediately prior to the closing of the Merger; provided that the Company shall provide at least three (3) business days notice of such time and date to Investor. The Closing shall take place at the offices of Troop Steuber Pasich Reddick and Tobey, LLP 2029 Century Park East, Los Angeles, California 90067 or such other place determined by the parties.

     1.3. Failure to Consummate the Merger. In the event that after the contribution and exchange of the Shares for the Rollover Shares as set forth in Section 1.1, the Merger fails to be consummated for any reason whatsoever and the Merger Agreement is terminated, the parties hereto agree that concurrently with the termination of the Merger Agreement, regardless of the price at which the common stock of VCA is quoted to be at that time on NASDAQ or any other national securities exchange on which the common stock of

  VCA is listed, the Company shall return to Investor the Rollover Shares and Investor shall return to the Company the Shares of the Company.

     1.4. Conditions to Closing. The Closing of the Exchange shall be subject to the following conditions unless waived in writing by the parties hereto:

       (a) Merger Agreement Conditions. The conditions to the Merger Agreement shall have been satisfied or waived and the parties to the Merger Agreement shall have represented that they intend to consummate the Merger upon consummation of the Exchange.

       (b) Representations and Warranties. All representations and warranties in this Agreement by Investor and the Company shall be true and correct in all material respects on the date when made and on and as of the Closing date with the same effect as if made on and as of the Closing date.

       (c) Covenants and Agreements. Investor and the Company shall have performed or complied in all material respects with all covenants and conditions contained in this Agreement or in any agreement, certificate or instrument to be executed pursuant hereto which are required to be performed or complied with at or prior to the Closing.

       (d) Stockholders Agreement. The parties to the Stockholders Agreement of the Company shall have executed and delivered such.

     1.5. Company Deliveries. At the Closing, the Company shall deliver to Investor stock certificates representing the Shares to be received by Investor.

     1.6. Investor Deliveries. At the Closing, Investor shall deliver to the Company the following:

       (a) an executed Investment Qualification Questionnaire in the form attached hereto; and

       (b) certificate(s) evidencing the Rollover Shares together with duly executed stock powers thereof.

   2. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor as follows.

     2.1. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having full power and authority to own its properties and to carry on its business as conducted.

     2.2. Authority. The Company has the requisite corporate power and authority to deliver this Agreement, perform its obligations herein, and consummate the transactions contemplated hereby. The Company has duly executed and delivered this Agreement. This Agreement is a valid, legal and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

     2.3. Shares Duly Authorized. All of the Shares to be issued to Investor pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

   3. Representations and Warranties of the Investor. Investor hereby represents and warrants to the Company as follows.

     3.1. Organization. Investor, if an entity, is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. Investor, if a natural person, is of legal age, competent to enter into a contractual obligation, and a citizen of the United States of America. The principal place of business or principal residence of Investor is as shown on the signature page of this Agreement.

     3.2. Ownership of the Rollover Shares. Investor is the sole record and beneficial owner of the Rollover Shares set forth opposite Investor's name in Schedule 1 hereto, free and clear of any claim, lien, security interest, mortgage, deed of trust, pledge, charge, conditional sale or other title retention agreement, lease, preemptive right, right of first refusal, option, restriction, tenancy, easement, license or other encumbrance of any kind. Neither Investor nor any of its affiliates is a party to, or bound by, any arrangement, agreement, instrument or order (i) relating to the sale, repurchase, assignment, or other transfer of any capital stock or equity securities of VCA, (ii) relating to the receipt of dividends, proxy rights, or voting rights of any capital stock or other equity securities of VCA, or (iii) relating to rights to registration under the Securities Act of 1933 or the Securities Exchange Act of 1934 of any capital stock or equity securities of VCA.

     3.3. Authority. Investor has the requisite power and authority to deliver this Agreement, perform Investor's obligations herein, and consummate the transactions contemplated hereby. Investor has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform Investor's obligations herein and to consummate the transactions contemplated hereby. This Agreement is a valid, legal and binding obligation of Investor enforceable against Investor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

     3.4. Investor Intent. Unless Investor is acting in a fiduciary capacity as provided in Section 3.5 below, Investor is acquiring the Shares for Investor's own account as principal, for investment purposes only, not for any other person or entity and not for the purpose of resale or distribution.

     3.5. Fiduciary Capacity. If Investor is subscribing for the Shares from the Company in a fiduciary capacity, Investor makes these representations and warranties on behalf of the person(s) or entity(ies) for whom Investor will contribute and exchange the Rollover Shares for the Company's Shares.

     3.6. Financial Status. Investor, alone or together with its Purchase Representative (as defined in Rule 501(h) of Regulation D), if applicable, has such knowledge and experience in financial and business matters as will enable Investor to evaluate the merits and risks of an investment in the Company. Investor, if a natural person, has adequate means of providing for his or her current financial needs and personal contingencies, and has no need for liquidity in the investment in the Shares, understands that he or she may not be able to liquidate his or her investment in the Company in an emergency, if at all, and can afford a complete loss of the investment.

     3.7. Accredited Investor or Purchaser Representative. Investor (alone or acting together with a Purchaser Representative) is an Accredited Investor, as defined by Rule 501 of Regulation D of the Securities Act. If Investor is a natural person, (i) Investor's individual net worth or joint net worth with Investor's spouse at the time of the execution of this Agreement is in excess of $1,000,000; or (ii) Investor had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with Investor's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     3.8. No General Solicitation. Investor has received no general solicitation or general advertisement in connection with the Exchange or an investment in the Company. Investor has received no other representations or warranties from the Company or any other person acting on behalf of the Company, other than those contained in this Agreement.

     3.9. Accuracy of Information. As of the date hereof and as of the Closing, the representations and warranties of Investor contained herein and all information provided by Investor to the Company concerning Investor, its financial position and its knowledge of financial and business matters including, but not limited to, the information set forth in the Investment Qualification Questionnaire, is correct and complete, and if there should be any changes in that information prior to Investor receiving the Shares, Investor will immediately provide the Company with the correct information.

   4. Agreements and Acknowledgements of Each Investor. Investor hereby agrees and acknowledges to the Company as follows.

     4.1. No Registration. Investor understands that the Shares being acquired by Investor have not been registered under the Securities Act, in reliance on an exemption therefrom for transactions not involving any public offering, that such Shares have not been approved or disapproved by the Securities and Exchange Commission or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to Investor by the Company. No federal or state governmental agency has passed on or made any recommendation or endorsement of the Shares or an investment in the Company.

     4.2. Limitations on Disposition and Resale. Investor understands that the Shares cannot be sold, transferred or otherwise disposed of unless the Shares have been registered by the Company pursuant to the Securities Act of 1933 and any applicable state securities laws, unless an exemption therefrom is available. Investor understands that it may not be possible for Investor to liquidate the investment in the Company; and Investor agrees not to sell, transfer or otherwise dispose of the Shares unless the Shares have been so registered or an exemption from the requirement of registration is available under the Securities Act of 1933 and any applicable state securities laws. Investor recognizes that there will not be any public trading market for the Shares and, as a result, Investor may be unable to sell or dispose of its interest in the Company.

     4.3. Newly Formed Entity. Investor recognizes that the Company was only recently formed and, accordingly, has no financial or operating history and that the investment in the Company is extremely speculative and involves a high degree of risk.

     4.4. Compliance with Agreement. Investor agrees to execute any and all further documents necessary to become a stockholder of the Company. Investor agrees to execute and deliver any and all further documents and writings, and to perform such other actions, as may be or become reasonably necessary or expedient to effect and carry out the terms of this Agreement.

     4.5. Irrevocable Subscription and Cancellation. Each of Investor and the Company understands that this subscription is irrevocable, except as expressly provided herein or otherwise provided in any applicable federal or state law governing this Agreement and the transactions contemplated herein.

     4.6. Purchaser Representative. If Investor used or will use the services of a Purchaser Representative in connection with the Exchange, such Purchaser Representative has disclosed or will disclose, by submitting to the Company a Purchaser Representative Questionnaire in the form given Investor by the Company, any material relationship which now exists between each Purchaser Representative or its affiliates and the Company and its affiliates, or which is mutually understood to be contemplated, or which has existed at any time during the previous two (2) years, and further setting forth any compensation received or to be received as a result of such relationship.

   5. Attorney's Fees. In the event of any litigation or other legal proceeding involving the interpretation of this Agreement or enforcement of the rights or obligations of the parties hereto, the prevailing party or parties shall be entitled to recover reasonable attorney's fees and costs as determined by a court or other adjudicator.

   6. Governing Law. This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or construction of this Agreement to the law of another jurisdiction. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances is not affected thereby, and that provision shall be enforced to the greater extent permitted by law.

   7. Assignment. Investor shall have neither the right nor the power to assign or delegate any provision of this Agreement except (i) to any existing stockholder of VCA who is also employed as part of the management thereof who agrees in writing to subscribe to all or some of the shares of the Company on the same terms and conditions as provided herein as if it were a signatory hereto, provided, however, that such shares shall qualify for recapitalization accounting treatment in the Merger, and such assignment shall not materially adversely affect Recapitalization (as defined in the Merger Agreement), or (ii) with the prior written consent of the Company. Except as provided in the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties' respective successors, assigns, executors and administrators.

   8. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and both of which shall constitute one and the same document.

   9. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in a writing executed by the party to be bound thereby.

   10. Termination of Agreement. This Agreement may be terminated: (i) by the mutual written consent of the parties hereto; (ii) by the Company or Investor if a condition set forth in Section 1.4 hereof is not satisfied or otherwise waived by the parties hereto; or (iii) by either party if the Merger Agreement is terminated for any reason whatsoever.

   11. Further Assurances. Subject to the terms and conditions provided herein, each party hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement.

                     [The remainder of this page is blank]

   IN WITNESS WHEREOF, the parties have hereby executed this Exchange and Subscription Agreement as of the date set forth above.

                                          INDIVIDUAL INVESTOR

                                          Robert Antin
                                          -------------------------------------
                                          Name (Print or Type)

                                          /s/ Robert Antin
                                          -------------------------------------
                                          Signature

                                          _____________________________________
                                          Signature of Spouse

                                          12401 West Olympic Boulevard
                                          -------------------------------------
                                          (Street Address)

                                          Los Angeles, CA           90064
                                          -------------------------------------
                                          (City and State)           (Zip
                                           Code)

                                          (310) 584-6500
                                          -------------------------------------
                                          Telephone Number

                                          _____________________________________
                                          Social Security Number or
                                          Taxpayer Identification Number

                                  ACCEPTANCE

   The foregoing subscription is hereby accepted, subject to the terms and conditions hereof, as of the date set forth above.

                                          VICAR RECAP, INC.
                                          a Delaware corporation

                                          By: /s/ John Danhakl
                                             ---------------------------------
                                             Name: John Danhakl
                                             Title: President

                                   SCHEDULE 1

                                                                     Common
Investor                         Aggregate Value Rollover Shares Exchange Shares
--------                         --------------- --------------- ---------------
Robert L. Antin.................   $2,000,000        133,333         133,333

              CONFIDENTIAL INVESTMENT QUALIFICATION QUESTIONNAIRE

                               VICAR RECAP, INC.
                            A Delaware Corporation

                             SPECIAL INSTRUCTIONS

   In order to establish the availability under federal and state securities laws of an exemption from registration or qualification requirements for the proposed Exchange, you are required to represent and warrant, and by executing and delivering this questionnaire will be deemed to have represented and warranted, that the information stated herein is true, accurate and complete to the best of your knowledge and belief, and may be relied on by the Company. Further, by executing and delivering this questionnaire you agree to notify the Company and supply corrective information promptly if, prior to the consummation of your exchange of the Rollover Shares for the Shares, any such information becomes inaccurate or incomplete. Your execution of this questionnaire does not constitute any indication of your intent to subscribe for the Shares.

   A subscriber who is a natural person must complete each Question except for 2 and 5.

   A subscriber that is an entity other than a trust must complete each Question except for 3 and 5.

   A subscriber that is a trust must complete each Question except for 3.

                              GENERAL INFORMATION

   1. All Subscribers.

     a. Name(s) of prospective investor(s): __________________________________

     b. Address: _____________________________________________________________

     c. Telephone Number: (  )________________________________________________

   2. Subscribers That Are Entities.

     a. Type of entity:

          ___ Trust

          ___ Corporation

          ___ Partnership

          Other: ___________________________________________________________

     b. State and date of legal formation: ___________________________________

     c. Nature of Business: __________________________________________________

     d. Was the entity organized for the specific purpose of acquiring the Shares in this Exchange?

       Yes ___     No ___

     e. Federal tax identification number: ___________________________________

   3. Subscribers Who Are Individuals.

     a. State where registered to vote: ______________________________________

     b. Social Security Number: ______________________________________________
     c. Please state the subscriber's education and degrees earned: __________

     Degree School                                                 Year
     ------ ------                                                 ----

     ---    ---------------------------------------------------    ---
     ---    ---------------------------------------------------    ---

     d. Current occupation (if retired, describe last occupation):

     Employer: _______________________________________________________________

     Nature of Business: _____________________________________________________

     Position: _______________________________________________________________

     Business Address: _______________________________________________________

     Telephone Number: (  )___________________________________________________

   4. Accreditation. Does the subscriber satisfy one or more of the following accredited investor requirements? Contact the Company if none of the following is applicable.

   Investor is:

[_] A natural person whose net worth (or joint net worth with my spouse) is in excess of $1,000,000 as of the date hereof.

[_] A natural person whose income in the prior two years was, and whose income in the current year is reasonably expected to be in excess of $200,000 or whose joint income with my spouse in the prior two years was, and is reasonably expected to be in the current year in excess of $300,000.

[_] A director or executive officer of VICAR Recap, Inc.

[_] A trust with total assets in excess of $5,000,000, not formed for the specific purpose of investing in the Shares of VICAR Recap, Inc., whose purchases are directed by a sophisticated person, who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Shares of VICAR Recap, Inc.

[_] A "bank", "savings and loan association", or "insurance company" as defined in the Securities Act of 1933.

[_] A broker/dealer registered pursuant to Section 15 of the Securities
    Exchange Act of 1934.

[_] An investment company registered under, or a "business development company" as defined in Section 2(a)(48) of the Investment Company Act of 1940.

[_] A Small Business Investment Company licensed by the U.S. Small Business
    Administration under the Small Business Investment Act of 1958.

[_] A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees and having total assets in excess of $5,000,000.

[_] An "employee benefit plan" as defined in the Employee Retirement Income
    Security Act of 1974 (a "Plan") which has total assets in excess of $5,000,000.

[_] A Plan whose investment decisions, including the decision to subscribe for the Shares of VICAR Recap, Inc., are made solely by (i) a "plan fiduciary" as defined in Section 3(21) of the Employee Retirement Income Security Act of 1974, which includes a bank, a savings and loan association, an insurance company or a registered investment adviser, or (ii) an "accredited investor" as defined under Rule 501(a) of the Securities Act of 1933.

[_] A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

[_] Any organization described in Section 501(c)(3) of the Internal Revenue
    Code, corporation, Massachusetts or similar business Trust, or partnership, not formed for the specific purpose of investing in the Shares and having total assets in excess of $5,000,000.

[_] Any entity in which all of the equity owners meet one of the above descriptions.

    5. Trusts.

    Does the trust meet the following tests:

       a. Has total assets in excess of $5,000,000?

          Yes ___     No ___

       b. Was formed for the purpose of the investment in the Shares in this Exchange?

          Yes ___     No ___

       c. Are the purchases by the Trust directed by a sophisticated investor who, alone or with his or her subscriber representative, understands the merits and risks of the investment in the Shares?

          Yes ___     No ___

                     [The remainder of this page is blank]

INDIVIDUAL(S) SIGN HERE:

_____________________________________
(Signature)

_____________________________________
(Print Name)

_____________________________________
(Address)

Social Security Number: _____________

Spouse of Subscriber:

_____________________________________
(Signature)

ORGANIZATIONS SIGN HERE:

_____________________________________
(Print Name of Organization)

By: _________________________________
  (Signature)

_____________________________________
(Print Name and Title)

_____________________________________
(Address)

Federal ID Number: __________________

              CONFIDENTIAL PURCHASER REPRESENTATIVE QUESTIONNAIRE

                               VICAR RECAP, INC.
                            A Delaware Corporation

   1. Has the subscriber relied on the advice of a Purchaser Representative in connection with evaluating the merits and risks of the Purchase of the Shares in the Exchange?

                                 Yes ___    No ___

   If yes, please give the name, address and telephone number of the person who is acting as the Purchaser Representative.

   Name: ______________________________________________________________________

   Address: ___________________________________________________________________

   Telephone number: (  ) _____________________________________________________

   2. How often does the subscriber invest in securities?

                     Often     Occasionally     Never

   3. Please list below the subscriber's most recent investments (up to three):

     Name of                                                      Amount of
     Investment                                                   Investment
     ----------                                                   ----------

                                                                     ----
                                                                     ----
                                                                     ----

   4. Does the subscriber, either alone or together with its Purchaser Representative identified above, have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares in the Exchange?

                                Yes ___    No ___

   5. Does the subscriber, either alone by reason of its business or financial experience or together with its Purchaser Representative, have the capacity to protect its own interests in connection with the contribution of the Rollover Shares in exchange for the Shares in the Exchange?

                                Yes ___    No ___

   6. Is the subscriber (or the trust beneficiary for which it is the fiduciary) able to bear the economic risk of the Investment, including a complete loss of the investment in the Shares?

                                Yes ___    No ___

   7. Does the subscriber have any other investments or contingent liabilities which could cause the need for sudden cash requirements in excess of cash readily available to the subscriber?

                                Yes ___    No ___

   If Yes, explain:

  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------

   8. Does the subscriber have a net worth or joint net worth with his or her spouse which is at least five times as great as the fair market value of the Shares subscribed for in the Exchange?

                                Yes ___    No ___

   9. If 25% or more of the subscriber's total assets are represented by investments in the subscriber's own company or real estate, are all liabilities associated with them included as personal liabilities?

                                Yes ___    No ___

   If No, what is the dollar amount of each such liability?

   10. Has the subscriber ever been subject to bankruptcy, reorganization or debt restructuring?

                                Yes ___    No ___

   If Yes, provide details:

  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------

   11. Is the subscriber involved in any litigation which, if an adverse decision occurred, would adversely affect the subscriber's financial condition?

                                Yes ___    No ___

   If Yes, provide details:

  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------

   12. Does the subscriber confirm that neither the subscriber nor the subscriber's broker nor Purchaser Representative became aware of or was introduced to the Company by means of any general advertisement?

                                Yes ___    No ___

   13. Does the subscriber confirm that the foregoing statements are complete and accurate to the best of its knowledge and belief, and that it undertakes to notify the Company regarding any material change in the information set forth above prior to the Closing of the Exchange?

                                Yes ___    No ___

                     [The remainder of this page is blank]

INDIVIDUAL(S) SIGN HERE:

_____________________________________
(Signature)

_____________________________________
(Print Name)

_____________________________________
(Address)

Social Security Number: _____________

Spouse of Subscriber:

_____________________________________
(Signature)

ORGANIZATIONS SIGN HERE:

_____________________________________
(Print Name of Organization)

By: _________________________________
  (Signature)

_____________________________________
(Print Name and Title)

_____________________________________
(Address)

Federal ID Number: __________________